UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2024

LPL Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4707 Executive Drive

San Diego, California 92121

(Address, including zip code, of principal executive offices)

800-877-7210

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LPLA	The Nasdaq Global Select Market

Item 7.01.	Regulation FD Disclosure.

On February 13, 2024, LPL Financial Holdings Inc. (collectively with its subsidiaries, the “Company” or “LPL Financial”) issued a press release announcing it had entered into a definitive purchase agreement to acquire Atria Wealth Solutions, Inc. (“Atria”), a wealth management solutions holding company. A copy of the joint press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

In addition, on February 13, 2024, the Company posted an investor presentation to the Company’s website titled “LPL Financial to Acquire Atria Wealth Solutions”, which can be found at investor.lpl.com, as well as updates to its Q4 2023 Investor Presentation and Q4 2023 Outlook Summary, which can also be found at investor.lpl.com.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press release dated February 13, 2024 (“LPL Financial to Acquire Atria Wealth Solutions”)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

	By:	/s/ Gregory M. Woods
Dated: February 13, 2024		Name: Gregory M. Woods
Title: Secretary